As filed with the Securities and Exchange Commission on April 6, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4812784
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

51 Discovery, Suite 150

Irvine, CA 92618

(Address of Principal Executive Offices) (Zip Code)

Netlist, Inc. 2006 Equity Incentive Plan

(Full title of the plans)

Chun K. Hong

President, Chief Executive Officer and Chairman of the Board

51 Discovery, Irvine, CA 92618

(Name and address of agent for service)

(949) 435-0025

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	500,000	$3.70	$1,850,000	$131.91
(1)

In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the 2006 Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h)(1) and 457(c), based on the average of the high and low sales prices of the Company’s Common Stock on April 1, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 500,000 shares of common stock, par value $0.001 per share (“Common Stock”), of Netlist, Inc.  (the “Company”) that may be offered and sold under the Netlist, Inc. 2006 Equity Incentive Plan (the “Plan”).   The terms of the Plan provide that that the number of shares of Common Stock issuable pursuant to the Plan automatically increase on the first day of each year by 500,000 shares (or by such smaller number of shares as may be determined by the Company’s board of directors).

The contents of the Company’s previously filed Registration Statement on Form S-8 (Registration No. 333-139435) filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2006 relating to the Plan, is hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Commission, are incorporated herein by reference as of their respective dates of filing, except for the portions thereof that are “furnished” rather than filed with the Commission (File No. 1-33170):

•                  the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010;

•                  the Company’s Current Report on Form 8-K filed on January 20, 2010, March 19, 2010 and March 25, 2010; and

•                  the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on November 27, 2006, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or suspended for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.  Exhibits.

4.1

Restated Certificate of Incorporation (Incorporated by reference to the Company’s registration statement on Form S-1 (No. 333-136735) filed with the Securities and Exchange Commission on October 23, 2006).

4.2	Amended and Restated Bylaws (Incorporated by reference to the Company’s registration statement on Form S-1 (No. 333-136735) filed with the Securities and Exchange Commission on October 23, 2006).

5.1	Opinion of Bryan Cave LLP.

10.1

Netlist, Inc. 2006 Equity Incentive Plan (Incorporated by reference to the Company’s registration statement on Form S-1 (No. 333-136735) filed with the Securities and Exchange Commission on October 23, 2006).

23.1	Consent of KMJ Corbin & Company LLP.

23.2	Consent of Bryan Cave LLP (Included in Exhibit 5.1).

24.1	Power of Attorney (Contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 6th day of April 2010.

NETLIST, INC.

By:	/s/ Chun K. Hong
Chun K. Hong
President, Chief Executive Officer
and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Netlist, Inc., hereby severally constitute and appoint Chun K. Hong and Gail Itow and each of them singly, our true and lawful attorneys-in-fact and agents with full power and authority to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the same offering contemplated by this Registration Statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Chun K. Hong	President, Chief Executive Officer and	April 6, 2010
Chun K. Hong	Chairman of the Board (Principal Executive Officer)

/s/ Gail Itow	Vice President and Chief Financial Officer	April 6, 2010
Gail Itow	(Principal Financial and Accounting Officer)

/s/ Richard J. Char	Director	April 6, 2010
Richard J. Char

/s/ Nam Ki Hong	Director	April 6, 2010
Nam Ki Hong

/s/ Thomas F. Lagatta	Director	April 6, 2010
Thomas F. Lagatta

/s/ Alan H. Portnoy	Director	April 6, 2010
Alan H. Portnoy

INDEX TO EXHIBITS

4.1

Restated Certificate of Incorporation (Incorporated by reference to the Company’s registration statement on Form S-1 (No. 333-136735) filed with the Securities and Exchange Commission on October 23, 2006).

4.2	Amended and Restated Bylaws (Incorporated by reference to the Company’s registration statement on Form S-1 (No. 333-136735) filed with the Securities and Exchange Commission on October 23, 2006).

5.1	Opinion of Bryan Cave LLP.

10.1

Netlist, Inc. 2006 Equity Incentive Plan (Incorporated by reference to the Company’s registration statement on Form S-1 (No. 333-136735) filed with the Securities and Exchange Commission on October 23, 2006).

23.1	Consent of KMJ Corbin & Company LLP.

23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).